Exhibit 10.11

English Translation

Sales and Purchase Contract

Between

Yingli Green Energy Holding Company Limited

And

Chongqing Sailing New Energy Co., Ltd

Signed at: Wanzhou, Chongqing

Procurement and Supply Contract

Party A: Yingli Green Energy Holding Company Limited

Company’s Form: Limited Liability Company

Registered Address: No. 3055 Middle Fuxin Road, Baoding

(Baoding Tianwei Yingli New Energy Sources Co., Ltd)

Legal Representative: Miao Liansheng

Bank of Deposit: China Construction Bank of Baoding City, Tianwei West Road Sub-branch

(Baoding Tianwei Yingli New Energy Sources Co., Ltd)

Account No.: 13001665608050500212

Tel: 0312 8929868

Fax: 0312 8929800

Party A includes subsidiaries controlled by Yingli Green Energy Holding Company Limited, Baoding Tianwei Yingli New Energy Sources Co., Ltd and Yingli (China) New Energy Sources Co., Ltd.

Party B: Chongqing Sailing New Energy Co., Ltd (The company plans to change its name to “Chongqing Daqo New

Energy Co., Ltd”.)

Company’s Form: Limited Liability Company

Registered Address: Wanzhou Industry Park, Chongqing

Legal Representative: Xu Guangfu

Bank of Deposit: China Construction Bank, Business Department of Wanzhou Branch

Account No.: 50001303600050207456

Tel: 023-64866666

Fax: 023-64866688

Pursuant to the Contract Law of the People’s Republic of China, on the basis of equality, voluntariness and fairness, under the principle of long-term cooperation and mutual development, Party A and Party B, through friendly negotiation, reach the following agreement regarding the procurement of solar grade polysilicon.

Procurement and Supply Contract

Article 1: Subject Matter

Solar grade polysilicon (hereinafter referred to as “Goods”).

Article 2: Quantity (ton), Price (ten-thousand Yuan (RMB)) and Time of Supply

Year	2008	2009	2010
Supply Quantity of Polysilicon (ton)	50	400~500	600~800
Unit Price of Polysilicon (including 17% value-added tax ) (ten-thousand RMB/ton)	290	240	120
Amount (ten-thousand RMB)	14500	96000~120000	72000~96000
Advance Payment	Please refer to Article 3.1

Notes:

The supply price for 2008 is fixed and no adjustment shall be made; while the supply prices for 2009 and 2010 are tentative ones, and both parties may adjust the supply price for the next period every six months through negotiation if the deviation between the then market price and the supply price exceeds ±5%. The market price refers to the spot polysilicon sales price of domestic main-stream manufacturers.

The supply for 2008 shall be delivered within the fourth quarter of 2008. Party B shall supply to Party in priority according to its actual monthly output.

33 to 42 tons shall be delivered each month throughout 2009.

50 to 67 tons shall be delivered each month throughout 2010.

Article 3: Payment Terms

Party A shall make payment to Party B in accordance with the following:

3.1 Advance payment:

After this contract takes effect, Party A shall make payment to the account designated by Party B through T/T before the 15th day of the month of payment according to the following schedule.

Advance payment schedule

Advance Payment Items	Advance Payment for 2008	Advance Payment for the 1st quarter of 2009	Advance Payment for the 2nd quarter of 2009	Advance Payment for the 3rd quarter of 2009	Advance Payment for the 4th quarter of 2009	Advance Payment for the 1st quarter of 2010	Advance Payment for the 2nd quarter of 2010	Advance Payment for the 3rd quarter of 2010	Advance Payment for the 4th quarter of 2010
Time of Payment	June 2008	Dec. 2008	March 2009	June 2009	Sep. 2009	Dec. 2009	March 2010	June 2010	Sep. 2010
Amount of Payment (ten-thousand RMB)	14,500	12,000	12,000	12,000	12,000	9,000	9,000	9,000	9,000

3.2 Payment of Goods

Party A shall make payment to the account designated by Party B in advance through T/T according to the actual quantity and amount of supply notified by Party B. Party B shall arrange delivery within 5 working days upon receipt of payment and shall provide corresponding value-added tax receipt within one week after Party A receives the goods and confirm the quantity and quality.

Procurement and Supply Contract

3.3 Offset of advance payment

The advance payment made by Party A for 2008 shall be used to offset the payment for goods purchased in 2008, and Party A doesn’t need to make more payments. The advance payment made by Party A for 2009 and 2010 shall be used to offset part of payment for goods according to the ratio of amount delivered in that month and the total amount in that quarter. The remaining payment shall be made in accordance with Article 3.2 hereunder.

3.4 Settlement

All the businesses in the full year shall be settled before December 31 of each year. The delivery plan for the following year shall be carried out after the settlement of payment.

Article 4: Packing and marking requirements and delivery terms

4.1 Packing:

The package shall be suitable for long-distance highway transportation and Party B shall bear the cost of package.

4.2 Marking:

Mark the name of manufacturer, lot No., specification, weight and date of production on the outer package and inner package as required by Party A.

4.3 Place of Delivery:

Warehouse at the place of Party B’s factory

4.4 Method of Delivery:

Pick up by Party A.

4.5 Transfer of ownership

The ownership shall transfer to Party A upon delivery. Meanwhile, Party A shall take the risks of damage or loss of goods.

Article 5: Quality Guarantee

5.1 The quality standard of solar grade polysilicon sold by Party B to Party A under this contract is as follows: P-type resistivity shall exceed 200 ohm.cm, while N-type resistivity shall exceed 20 ohm.cm. Anything not included herein shall refer to the quality requirements of industry standard.

5.2 Party B shall submit a formal test report of each batch of goods to Party A.

5.3 Party A shall inspect the quality of goods within 15 days after receipt of goods and notify Party B in writing of its objection within such period in the event of any quality deficiency. Otherwise, goods supplied by Party B shall be deemed to have met the quality requirements agreed upon by both parties.

Article 6: Effectiveness, Term and Termination of the Contract

6.1 The contract shall take effect after being executed and affixed with seal by the representatives of both parties.

6.2 If either party fails to perform its obligation under this contract and fails to make remedies for its non-performance or breach of obligation within 15 days after being required by the other party, the other party can terminate this contract with a written notice.

6.3 The confidentiality, liability for breach of contract and dispute settlement terms shall survive termination, cancellation or invalidation of this contract.

Article 7: Liability for Breach of Contract

☐Party A’s Liability for Breach of Contract

Procurement and Supply Contract

7.1 If Party A fails to perform this contract after taking effect, Party A will assume the corresponding liability for breach of contract.

7.2 If Party A fails to make payment according to the schedule under this contract and delays for 10 days, Party A is deemed to have breached this contract and shall pay the liquidated damages amounting to 0.1% of the unpaid amount each day to the supplier, but shall not exceed 5% of the unpaid amount.

    Party B’s Liability for Breach of Contract

7.3 If Party B fails to make delivery according the stipulations of this contract, Party B shall assume the corresponding liability for breach of contract.

7.4 If Party B fails to make delivery according to the schedule as set forth in the delivery notice letter and delays for 10 days, Party B is deemed to have breached this contract and shall pay the liquidated damages amounting to 0.1% of the unpaid amount each day to Party A, but shall not exceed 5% of the unpaid amount.

    Others

7.5 If both parties change or terminate this contract through negotiation, no breach of contract shall occur.

7.6 For economic indemnifications such as liquidated damages and compensations, the breaching party shall make remittance to the other party within 10 days after the liability is clearly allocated.

7.7 In consideration of the fact that Party B began its trial production since 2008, both parties understand and accept that the actual supply amount in 2008 shall not exceed ±10% of the contract amount. Party B shall not be held responsible for breach of contract.

7.8 Other matters shall be in accordance with the Contract Law of the People’s Republic of China.

Article 8: Confidentiality

8.1 Both parties shall keep strict confidential of the following information:

(1) Existence of the business relationship under this contract;

(2) Various terms of this contract and its negotiation;

(3) The subject matter and quantity of this contract;

(4) All the commercial and technical information involved in the performance of this contract.

The matters that can be disclosed under Article 8.2 shall be excluded.

8.2 The information under Article 8.1 can be disclosed upon request of both parties in the following circumstances:

(1) Compulsory requirements under applicable laws;

(2) Compulsory requirements of any competent government agency or supervisory authority;

(3) Disclosed by either party to the professional consultant or lawyer under the premise that the latter undertakes to keep confidential;

(4) The information enters the public domain due to the fault of neither party; or

(5) Both parties give a written consent in advance.

Article 9 Force Majeure

9.1 Force Majeure refers to unforeseeable, unpreventable or unavoidable events after this contract takes effect, such as earthquake, typhoon, flood, fire, snowstorm and war, directly affecting the continuous performance of this Contract.

9.2 The affected party shall notify the other party about the reason of non-performance or and provide detailed information of the event and proof of evidence within fifteen days.

The affected party shall inform the other party of the reason for non-performance or incomplete performance of this contract

Procurement and Supply Contract

immediately so as to alleviate the losses that may be caused to the other party; the affected party shall also provide the detailed information of the force majeure and the evidence of proof issued by a competent authority within fifteen days. The breaching party shall thereafter be allowed to delay performance, partial performance or non performance of this contract and shall be partially or completely exempt from the liability for breach of contract according to the actual situations.

9.3 If the event of force majeure lasts for over thirty days, both parties shall determine whether to continue or terminate this contract through friendly negotiation. If either party fails to perform this contract for more than two months due to the event of force majeure, the other party may terminate this contract with a written notice.

Article 10 Dispute Settlement

10.1 All the matters in relation to this contract shall be subject to the laws of the People’s Republic of China. Any dispute shall only be governed by the laws of the People’s Republic of China.

10.2 Any dispute arising from the interpretation or performance of the contract between both parties shall be settled through friendly negotiation first. If such negotiation fails to reach an agreement within thirty days, either party may bring arbitration to China International Economic and Trade Arbitration Commission.

10.3 Except for the matters under dispute, both parties shall continue to exercise other rights and perform other obligations under the contract during the period of occurrence and settlement of dispute.

Article 11 Miscellaneous

11.1 This contract shall be executed in two counterparts in Chinese, each of which shall be held by each party. This contract, together with its appendices, shall constitute the entire agreement between both parties concerning the subject matter of the contract.

11.2 The contract shall take effect upon execution.

11.3 The appendices hereto shall constitute an integral part of this contract and enjoy the same legal validity as the text of the contract. The text of the contract shall prevail in case of any discrepancies between the text of the contract and the appendices.

11.4 Anything not included herein shall be supplemented with supplemental contracts through friendly negotiation of both parties. The supplemental contracts shall enjoy the same legal validity as this contract.

Procurement and Supply Contract

Party A: Yingli Green Energy Holding Company Limited

(Seal)

Signature of the representative: /s/ Wang Yiyu

May 28, 2008

Party B: Chongqing Sailing New Energy Co., Ltd

(Seal)

Signature of the representative: /s/ Zhu Yawei

May 28, 2008

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